EXHIBIT 99.1
press release

For further information contact:
John Hatsopoulos, American DG Energy
Telephone: 781.522.6020

American DG Energy Reports 2010 Second Quarter Financial Performance

Revenue Increased 15% from the Second Quarter of 2009

WALTHAM, Mass. – August 3, 2010 – American DG Energy Inc. (NYSE Amex: ADGE), a leading On-Site Utility, offering clean electricity, heat, hot water and cooling solutions to hospitality, healthcare, housing and athletic facilities, reported overall revenues of $1,239,267 in the second quarter of 2010, compared to revenues of $1,079,933 in the second quarter of 2009. GAAP diluted loss per share (EPS) were $(0.01) in the second quarter of 2010, compared to $(0.02) for the same period in 2009, and GAAP operating income was a loss of $(448,687) in the second quarter of 2010, compared to a loss of $(543,127) for the same period in 2009.

Second Quarter 2010 Highlights:

•	Revenue increased by 15% compared to the second quarter of 2009.
•
Gross profit margin without depreciation increased to approximately 40% primarily due to our revenue increase in chilled water or cooling and the lower price of natural gas. However, natural gas pricing, a key component in calculating our thermal or hot water revenue, was significantly lower in the second quarter of 2010. When comparing rates in the National Grid natural gas territory, which is our largest market, the price of natural gas was approximately 20% lower in the second quarter of 2010.

•	Turnkey installation revenue increased to $155,669 compared to $30,473 for the same period in 2009.
•
We installed 7 new energy systems during the second quarter bringing the total number of energy systems operating to 71. The total value of our current On-Site Utility energy agreements is approximately $152 million, based on the current price of energy and does not include our backlog which currently consists of 15 energy systems.

•	We received $159,619 in rebates and incentives in the second quarter of 2010.
•	We finished the quarter with $1.2 million in cash, cash equivalents and short-term investments.
•	Adjusted net loss was significantly reduced to $171,683 compared to $274,971 during the second quarter of 2009.
•	We currently have approximately 200 proposals submitted to customers in our core target markets (healthcare, hospitality and large multi-family residential).
•	We added Ms. Deanna M. Petersen as a new member to our Board of Directors.
•	We joined the Russell 3000® Index which measures the performance of the largest 3000 U.S. companies representing approximately 98% of the investable U.S. equity market.
•	We reached an agreement to supply clean energy to Doral Arrowwood Hotel and Conference Center in Rye Brook, New York using a 375 kW combined heat and power system.
•	We reached an agreement to expand our existing installations to additional buildings at Stevens Institute of Technology in Hoboken, New Jersey by 375 kW plus a chiller and boiler.

American DG Energy Reports Second Quarter 2010 Financial Performance, page 2 of 6

Recent Highlights

•	On July 12, we announced the formation of EuroSite Power Inc., a subsidiary of American DG Energy Inc., to introduce the On-Site Utility solution into the European market.
•
We raised $1 million from an accredited investor by selling restricted Common Stock at $2.50 per share and granted the investor a two-year warrant to purchase 400,000 shares of Common Stock of EuroSite Power Inc. at $1.00 per share.

“We are pleased to see our revenues increased by 15%, as a result of more energy production from our chiller business in the second quarter of 2010, compared to the second quarter of 2009,” said John N. Hatsopoulos, Chief Executive Officer of American DG Energy. “In addition, our seven new installations during the quarter will immediately impact our revenue and profit going forward.”

American DG Energy will hold its earnings conference call today, August 3, at 10:00 a.m. Eastern Time. To listen, call (800) 860-2442 within the U.S., (866) 605-3852 from Canada or (412) 858-4600 from other international locations. Participants should reference American DG Energy to access the call. Please begin dialing at least 10 minutes before the scheduled starting time. The earnings press release will be available on the Company web site at www.americandg.com in the “Investors” section under "News Releases.” The earnings call will be available for playback through Tuesday, August 10, 2010. To listen to the playback, call (877) 344-7529 within the U.S. or (412) 317-0088 outside the U.S. and use Playback Code 442952.

The earnings conference call will be webcast live. To register for and listen to the webcast, go to www.americandg.com/webcast. Following the call, the webcast will be archived for 30 days.

About American DG Energy
American DG Energy supplies low-cost energy to its customers through distributed power generating systems. The Company is committed to providing institutional, commercial and small industrial facilities with clean, reliable power, cooling, heat and hot water at lower costs than charged by local utilities – without any capital or start-up costs to the energy user – through its On-Site Utility energy solutions. American DG Energy is headquartered in Waltham, Massachusetts. More information can be found at www.americandg.com.

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FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. Important factors could cause actual results to differ materially from those indicated by such forward-looking statements, as disclosed on the Company’s website and in Securities and Exchange Commission filings. This press release does not constitute an offer to buy or sell securities by the Company, its subsidiaries or any associated party and is meant purely for informational purposes. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

American DG Energy Reports Second Quarter 2010 Financial Performance, page 3 of 6

CONSOLIDATED STATEMENTS OF OPERATIONS
for the Three Months Ended June 30, 2010 and June 30, 2009
(Unaudited)

	Three Months Ended
	June 30,	June 30,
	2010	2009

Revenues
Energy revenues	$1,083,598	$1,049,460
Installation revenues	155,669	30,473
	1,239,267	1,079,933
Cost of sales
Fuel, maintenance and installation	737,677	698,093
Depreciation expense	217,546	188,301
	955,223	886,394
Gross profit	284,044	193,539

Operating expenses
General and administrative	352,008	356,818
Selling	204,418	245,526
Engineering	176,305	134,322
	732,731	736,666
Loss from operations	(448,687)	(543,127)

Other income (expense)
Interest and other income	13,477	19,938
Interest expense	(2,181)	(107,244)
	11,296	(87,306)

Loss before income taxes	(437,391)	(630,433)
Provision for state income taxes	(1,800)	(1,800)
Consolidated net loss	(439,191)	(632,233)

Less: Income attributable to the noncontrolling interest	(31,876)	(52,814)
Net loss attributable to American DG Energy Inc.	(471,067)	(685,047)

Net loss per share - basic and diluted	$(0.01)	$(0.02)

Weighted average shares outstanding - basic and diluted	44,353,367	34,972,146

Non-GAAP financial disclosure
Loss from operations	$(448,687)	$(543,127)
Depreciation expense	225,239	191,685
Stock based compensation	51,765	76,471
Adjusted income from operations	$(171,683)	$(274,971)

Grants from rebates and incentives	$159,619	$-

American DG Energy Reports Second Quarter 2010 Financial Performance, page 4 of 6

CONSOLIDATED STATEMENTS OF OPERATIONS
for the Six Months Ended June 30, 2010 and June 30, 2009
(Unaudited)

	Six Months Ended
	June 30,	June 30,
	2010	2009

Revenues
Energy revenues	$2,349,588	$2,443,981
Installation revenues	339,652	39,481
	2,689,240	2,483,462
Cost of sales
Fuel, maintenance and installation	1,885,901	1,752,626
Depreciation expense	415,243	386,043
	2,301,144	2,138,669
Gross profit	388,096	344,793

Operating expenses
General and administrative	687,359	706,585
Selling	384,947	365,590
Engineering	433,060	253,082
	1,505,366	1,325,257
Loss from operations	(1,117,270)	(980,464)

Other income (expense)
Interest and other income	28,168	43,716
Interest expense	(72,805)	(224,744)
	(44,637)	(181,028)

Loss before income taxes	(1,161,907)	(1,161,492)
Provision for state income taxes	(5,350)	(3,850)
Consolidated net loss	(1,167,257)	(1,165,342)

Less: Income attributable to the noncontrolling interest	(79,788)	(95,018)
Net loss attributable to American DG Energy Inc.	(1,247,045)	(1,260,360)

Net loss per share - basic and diluted	$(0.03)	$(0.04)

Weighted average shares outstanding -
basic and diluted	42,112,631	34,257,695

Non-GAAP financial disclosure
Loss from operations	$(1,117,270)	$(980,464)
Depreciation expense	430,629	392,761
Stock based compensation	101,778	161,217
Adjusted (loss) income from operations	$(584,863)	$(426,486)

Grants from rebates and incentives	$317,501	$81,444

American DG Energy Reports Second Quarter 2010 Financial Performance, page 5 of 6

CONSOLIDATED BALANCE SHEETS
as of June 30, 2010 and December 31, 2009
(Unaudited)

	June 30,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$613,191	$3,149,222
Short-term investments	569,775	678,921
Accounts receivable, net	674,169	518,379
Unbilled revenue	120,206	146,940
Due from related party	84,537	370,400
Inventory	858,540	379,303
Prepaid and other current assets	99,154	104,119
Total current assets	3,019,572	5,347,284

Property, plant and equipment, net	11,180,792	9,502,346
Accounts receivable, long-term	17,034	-

TOTAL ASSETS	14,217,398	14,849,630

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	489,584	740,474
Accrued expenses and other current liabilities	408,832	453,536
Due to related party	578,973	17,531
Capital lease obligations	3,365	3,365
Total current liabilities	1,480,754	1,214,906

Long-term liabilities:
Convertible debentures	-	5,320,000
Capital lease obligations, long-term	8,413	10,095
Total liabilities	1,489,167	6,545,001

Stockholders’ equity:
American DG Energy Inc. shareholders' equity:
Common stock, $0.001 par value; 100,000,000 shares
authorized; 44,746,029 and 37,676,817 issued and outstanding
at June 30, 2010 and December 31, 2009, respectively	44,746	37,677
Additional paid-in capital	25,582,375	19,725,793
Common stock subscription	(17,500)	-
Accumulated deficit	(13,486,155)	(12,239,110)
Total American DG Energy Inc. stockholders' equity	12,123,466	7,524,360
Noncontrolling interest	604,765	780,269
Total stockholders' equity	12,728,231	8,304,629

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$14,217,398	$14,849,630

American DG Energy Reports Second Quarter 2010 Financial Performance, page 6 of 6

CONSOLIDATED STATEMENTS OF CASH FLOWS
for the Six Months Ended June 30, 2010 and June 30, 2009
(Unaudited)

	Six Months Ended
	June 30,	June 30,
	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,247,045)	$(1,260,360)
Income attributable to noncontrolling interest	79,788	95,018
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	430,629	392,761
Provision for losses on accounts receivable	36,886	87,288
Amortization of deferred financing costs	4,263	4,263
Stock-based compensation	101,778	161,217

Changes in operating assets and liabilities
(Increase) decrease in:
Accounts receivable and unbilled revenue	(182,976)	325,235
Due from related party	161,752	(71,748)
Inventory	(479,237)	(559,658)
Prepaid assets	702	6,770
Increase (decrease) in:
Accounts payable	(250,890)	(73,018)
Accrued expenses and other current liabilities	13,784	9,815
Due to related party	561,442	(12,802)
Net cash used in operating activities	(769,124)	(895,219)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(2,426,576)	(523,878)
Sale (purchases) of short-term investments	109,146	314,374
Rebates and incentives	317,501	81,444
Net cash used in investing activities	(1,999,929)	(128,060)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of restricted stock	-	40
Proceeds from issuance of warrants	-	45,500
Proceeds from exercise of warrants	350,000	-
Proceeds from sale of common stock, net of costs	-	2,248,367
Proceeds from exercise of stock options	37,441	-
Convertible debenture issuance costs	(21,556)	-
Principal payments on capital lease obligations	(1,682)	(1,682)
Distributions to noncontrolling interest	(131,181)	(138,152)
Net cash provided by financing activities	233,022	2,154,073

Net (decrease) increase in cash and cash equivalents	(2,536,031)	1,130,794
Cash and cash equivalents, beginning of the period	3,149,222	1,683,498
Cash and cash equivalents, ending of the period	$613,191	$2,814,292

Supplemental disclosures of cash flows information:
Cash paid during the period for:
Interest	$12,136	$117,500
Income taxes	$13,750	$30,960

Non-cash investing and financing activities:
Conversion of convertible debentures to common stock	$5,320,000	$550,000